                                                                    Exhibit 21.1


                                LIST OF SUBSIDIARIES


                                                         Jurisdiction of
Name                                                     Incorporation
- ----                                                     ---------------

Goldendale Holding Company                               Delaware

Goldendale Aluminum Company                              Delaware

Northwest Aluminum Company                               Oregon

Northwest Aluminum Specialties, Inc.                     Oregon

Northwest Aluminum Technologies, LLC                     Washington